EXHIBIT 10.8

                      MULTIPLE ADVANCE TERM PROMISSORY NOTE

$5,000,000.00                  Midland, Texas                     April 13, 2007

1. For value received, CHANCELLOR GROUP, INC., a Nevada corporation, GRYPHON PRODUCTION COMPANY, LLC, a Texas limited liability company, and GRYPHON FIELD SERVICES, LLC, a Texas limited liability company (collectively, the "Maker") promise to pay to the order of WESTERN NATIONAL BANK, a national banking association (the "Bank"), at its offices at 508 West Wall Street, Suite 1100, Midland, Midland County, Texas 79701, in lawful money of the United States of America, the sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), or so much thereof as shall have been advanced and remain unpaid and outstanding hereunder, together with interest thereon, from the date hereof until maturity at a variable rate of interest, based upon the unpaid principal balance outstanding from time to time ("Variable Rate"), equal to the Prime Rate, as defined below, plus two percent (2.0%), but in no event to be less than nine and one-quarter percent (9.25%), and in no event to exceed the "Highest Lawful Rate," as defined below, with adjustments in the Variable Rate to be made on the same date as any change in the Prime Rate and adjustments due to changes in the Highest Lawful Rate to be made on the effective date of any change in the Highest Lawful Rate.

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2. This Note is executed pursuant to the terms of that Loan Agreement, dated as of the date hereof, by and between Maker, as Borrower; and Bank, as Lender (the "Loan Agreement"). This Note incorporates by reference the terms of the Loan Agreement. In the event of a conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall be deemed to be controlling.

3. Notwithstanding the foregoing, if at any time the Variable Rate exceeds the Highest Lawful Rate, the rate of interest to accrue on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in such Variable Rate shall not reduce the rate of interest to accrue on this Note below the Highest Lawful Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued if the Variable Rate had at all times been in effect.

4. If at maturity or final payment of this Note the total amount of interest paid or accrued under the foregoing provisions is less than the total amount of interest which would have accrued if the Variable Rate had at all times been in effect, then Maker agrees to pay to Bank, to the extent permitted by law, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on this Note if the Highest Lawful Rate had at all times been in effect, or (ii) the amount of interest which would have accrued if the Variable Rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of this Note.

5. The term "Prime Rate" shall be defined as that rate established as the prime rate in the money rate table of The Wall Street Journal, a Dow Jones publication, as of each Business Day, as hereinafter defined, (and for holidays or weekends, the Prime Rate shall be the prime rate published in that money rate table of The Wall Street Journal, as of the close of business on the most recent Business Day immediately preceding such weekend or holiday). Without notice to the Borrower or any other person, the Prime Rate may change from time to time pursuant to the preceding sentence, with the effective date of each change to be the effective date reflected in the money rate table of The Wall Street Journal. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate. "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas.

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6. The term "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, collected or received by the Bank in connection with this Note under laws applicable to the Bank which are presently in effect or, to the extent allowed by law, under applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

7. Maker and Bank contemplate that Bank will make advances under this Note from time to time up to, but not greater than, the sum of $5,000,000.00, but no advances shall affect or impair the validity or enforceability of this Note as to future advances hereunder. In no event shall the cumulative total of principal advances hereunder exceed the face amount of this Note.

8. Two (2) payments of interest only, calculated on the unpaid principal balance of this Note, shall be due and payable on May 15, 2007 and June 15, 2007. Principal payments in the amount of $47,917.00, together with accrued, unpaid interest on the outstanding principal balance of this Note shall be due monthly beginning on July 15, 2007, with subsequent payments to be made on the fifteenth day of each month during the following thirty-two (32) months thereafter. The amount of the principal payments set forth above has been calculated based upon an assumed principal amount outstanding of $2,300,000.00 amortized over a period of forty-eight (48) months. In the event the actual principal amount outstanding under this Note is greater than or less than such assumed amount, the principal payments shall be adjusted accordingly, such calculation to be determined by the Bank in its sole discretion. All of the outstanding principal and accrued, unpaid interest hereunder shall be due and payable in full on April 15, 2010. If a payment is ten (10) days or more late, Maker will be charged five percent (5.0%) of the regularly scheduled payment as a late fee.

9. All past due principal and interest on this Note will bear interest from the maturity thereof until paid, at the lesser of (a) the Prime Rate plus eight percent (8%) or (b) the Highest Lawful Rate. Interest on this Note will be computed on a 360 day, simple interest basis; that is, by applying the ratio of the annual interest over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal is outstanding.

10. If any Event of Default should occur under the terms of the Loan Agreement, thereupon at the option of Bank, the principal balance and accrued interest of this Note, and any and all other indebtedness of Maker to Bank shall become and be due and payable forthwith without demand, notice of default, notice of acceleration, notice of intent to accelerate the maturity hereof, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by Maker and each other liable party. Bank may waive any default without waiving any prior or subsequent default.

11. To the extent not prohibited by applicable law, Maker will pay all reasonable costs and expenses and reimburse Bank for any and all reasonable expenditures of every character incurred or expended from time to time, regardless of whether a default or event of default shall have occurred, in connection with (a) Bank's evaluating, monitoring, administering and protecting the Mortgaged Property, as hereinafter defined, in connection with it, and (b) Bank's creating, perfecting or realizing upon Bank's security interest in and liens on the Mortgaged Property, and all costs and expenses relating to Bank's exercising any of its rights and remedies under this or any other instrument now or hereafter securing the Obligation or at law, including, without limitation, all filing fees, taxes, brokerage fees and commissions, title review and abstract fees, Uniform Commercial Code search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, reasonable attorneys' fees, legal expenses, court costs, fees and expenses incurred in connection with any complete or partial liquidation of the Mortgaged Property, and all fees and expenses for any professional services relating to the Mortgaged Property or any operations conducted in connection with it; provided, however, that no right or option granted by Maker or Bank or otherwise arising pursuant to any provision of this or any other instrument shall be deemed to impose or admit a duty on the Bank to supervise, monitor or control any aspect of the character or condition of the Mortgaged Property or any operations conducted in connection with it for the benefit of Maker or any other person or entity other than the Bank.

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12. If this Note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Maker and each other liable party agree to pay Bank its collection costs, including a reasonable amount for attorney's fees, but in no event to exceed the maximum amount permitted by law. Maker and each other liable party are and shall be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and Maker and each other liable party hereby expressly waive bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and Maker and each other liable party hereby consent to and agree to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substitution of security hereof, in whole or in part, with or without notice, from time to time, before or after maturity.

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13. It is the intent of the Maker and Bank in the execution and performance of this Note to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. For purposes hereof, "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, reserved, taken, charged or received under this Note. In furtherance thereof, the Bank and the Maker stipulate and agree that none of the terms and provisions contained in this Note, shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Highest Lawful Rate. In the event the Bank or any other holder of this Note ever charges or contracts for any amount in excess of lawful interest, the documents or instruments constituting such charge or contract shall be ipso facto modified without any further action by any party so that no amount in excess of lawful interest shall be charged or contracted for. If the Bank or any other holder of this Note ever receives, collects or applies as interest any amount in excess of lawful interest, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if upon such application the principal balance of this Note is paid in full, any remaining excess shall be forthwith paid to the Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, the Maker and the Bank shall, to the maximum extent permitted under applicable law, (a) treat all advances as but a single extension of credit (and the Maker and the Bank agree that such is the case and that provision herein for multiple advances is for convenience only), (b) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) "spread" the total amount of interest throughout the entire contemplated term of this Note. The provisions of this paragraph shall control over all other provisions of this Note or other documents executed in connection with this Note which may be in apparent conflict herewith.

14. Maker reserves the option of prepaying the principal of this Note, in whole or in part, at any time after the date hereof without penalty. At the option of Bank, it may demand (at any time at or after prepayment) all accrued and unpaid interest with respect to the principal amount prepaid through the date of prepayment. All amounts of principal so prepaid and received by the owner and holder of this Note shall be applied to the last maturing installments of this
Note in their inverse order of maturity.

15. This Note is secured by those certain Deeds of Trust, or amendments thereto, dated as of the date hereof, and recorded in the records of Carson and Gray Counties, in the State of Texas (collectively, the "Deeds of Trust"). This Note is further secured by that certain Security Agreement, also dated as of the date hereof, executed by Gryphon Field Services, LLC in favor of Bank. This Note is further secured by a $1,000,000 life insurance policy on the life of Brad Fischer, the proceeds of which are payable to Bank.

A failure to describe all or part of the security will not be considered as a waiver of such security.

16. Bank reserves the right, exercisable in Bank's sole discretion and without notice to Maker or any other person, to sell participations, to assign its interest or both, in all or any part of this Note or the debt evidenced by this Note.

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17. Bank reserves the right to periodically conduct a review of Maker's ability to perform under the terms of this Note and to limit or restrict future advances under this Note.

18. Maker warrants and represents to the Bank, and to all other holders of this Note that any debt evidenced by this Note, is and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of Title 79, Texas Revised Civil Statutes, 1925, as amended.

19. Unless otherwise specified below, this Note shall be construed under and governed by the laws of the State of Texas (including applicable federal law), but in any event TEX. FIN. CODE ANN. SECTION 346.001 et. seq. (which regulates certain revolving loan accounts and revolving tripartite accounts) shall not apply to the loan evidenced by this Note.

20. Unless changed in accordance with the law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect as provided in TEX. FIN. CODE ANN. Section 303.001 et seq., as amended.

21. By execution of this Note, Maker acknowledges the receipt of the following notices from Bank:

            "THIS NOTE, AND ALL OTHER LOAN DOCUMENTS EXECUTED SUBSTANTIALLY CONCURRENTLY HEREWITH TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES."

            "THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES."

Address:                                     CHANCELLOR GROUP, INC.
216 S. Price Road
Pampa, Texas 79065


                                             By: /s/ Alan M. Wright
                                                 -------------------------------
                                             Name: Alan M. Wright
                                             Title: EVP, CFO, SECTY, TREAS.


                                             GRYPHON PRODUCTION COMPANY,
                                             LLC

P.O. Box 742 Pampa, Texas 79066


                                             By: /s/ Alan M. Wright
                                                 -------------------------------
                                             Name: Alan M. Wright
                                             Title: EVP, CFO, SECTY, TREAS.


                                             GRYPHON FIELD SERVICES, LLC
P.O. Box 742
Pampa, Texas 79066

                                             By: /s/ Alan M. Wright
                                             -----------------------------------
                                             Name: Alan M. Wright
                                             Title: EVP, CFO, SECTY, TREAS.

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                                                                           MAKER

         By its signature, Bank acknowledges the truth of the notice hereinabove.

                                             WESTERN NATIONAL BANK


                                             By: /s/ Marshall N. Vicknair
                                                 -----------------------
                                                 Marshall N. Vicknair
                                                 Senior Vice President

                                                                            BANK